SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2004

Transkaryotic Therapies, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-21481	04-3027191

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

700 Main Street, Cambridge, Massachusetts		02139

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 349-0200

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Item 12. Results of Operations and Financial Condition
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Consolidated Balance Sheet.....
Ex-99.2 Press release, dated April 27, 2004

Item 5. Other Events

     On April 27, 2004, Transkaryotic Therapies, Inc. announced its consolidated financial results for the three months ending March 31, 2004. For the first quarter, sales of Replagal™ (agalsidase alfa), TKT’s enzyme replacement therapy for the treatment of Fabry disease, were approximately $17.4 million. Sales increased by approximately 43% over the $12.2 million in sales the company recognized in the first quarter of 2003. Foreign currency fluctuations contributed $2.4 million to first quarter 2004 product sales as compared to the first quarter of 2003. Sales in the first quarter of 2004 increased 12% compared with the fourth quarter of 2003. A reversal of a 2003 price discount accrual during the first quarter of 2004 contributed approximately $0.5 million to first quarter 2004 product sales as the company determined it was no longer probable that this amount would be paid to customers.

     Total operating expenses were $31.9 million for the first quarter of 2004 and decreased by 17% from the first quarter of 2003. The decrease was due primarily to the company’s restructuring, initiated in the first quarter of 2003, which reduced costs and narrowed the scope of its research initiatives. As a result of the restructuring, TKT recorded a restructuring charge of approximately $3.6 million for the quarter ended March 31, 2003. In the first quarter of 2004, the company recorded $861,000 in ongoing restructuring charges primarily related to ongoing facility lease commitments.

     The net loss for the first quarter was approximately $14.2 million, or $0.41 per share, compared to a net loss of approximately $25.9 million, or $0.75 per share, for the corresponding period in 2003. As of March 31, 2004, TKT had approximately $164.6 million in cash and marketable securities.

     The consolidated balance sheet and consolidated statements of operations for such quarterly period are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference

Item 7. Financial Statements and Exhibits

     The following exhibit is filed as part of this report:

Exhibit No.

99.1	Consolidated balance sheet and consolidated statements of operations for the quarter ended March 31, 2004

Item 12. Results of Operations and Financial Condition

     The full text of the press release issued in connection with the announcement of its financial results for the quarter ended March 31, 2004 is attached as Exhibit 99.2 to this Current Report on Form 8-K.

     The information contained in this Item 12, including Exhibit 99.2 attached and incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 12 and in the accompanying Exhibit 99.2 shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2004	TRANSKARYOTIC THERAPIES, INC.

	By:	/s/ Gregory D. Perry

Gregory D. Perry
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consolidated balance sheet and consolidated statement of operations for the quarter ended March 31, 2004.

99.2	Press release issued by Transkaryotic Therapies, Inc. on April 27, 2004.